Deutsche Bank

Power of Attorney

By this Power of Attorney, Deutsche Bank AG (the "Company") a corporation duly incorporated and existing under the laws of Germany, having its registered office at Taunusanlage 12, 60325 Frankfurt am Main, hereby appoints

1. Mary Owen

2. Margaret Adams

3. Jeffrey Ruiz

to be the true and lawful representatives and attorneys-in-fact of the Company (each an "Attorney"). Any two of the Attorneys, acting jointly, shall have the power to report and publish in the Company's name and on behalf of the Company regulatory filings under Section 16 Form 3 and Form 4 of the Securities Exchange Act of 1934 in the U.S.

This Power of Attorney shall be valid until 31st December 2003.

In individual cases, each of the Attorneys, acting alone, may appoint and subsequently remove any sub-attorney to act in his stead.

In witness whereof, this Power of Attorney has been executed by the Company on November 12th, 2002.

For and on behalf of

Deutsche Bank AG

Signed: /s/ Dr Ulrich Bosch Signed: /s/ Michaela Bundschuh

By: Dr. Ulrich Bosch By: Michaela Bundschuh